As filed with the Securities and Exchange Commission on October 31, 2016             Registration No. 333-205656

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOKO SOCIAL MEDIA LIMITED
(Exact name of registrant as specified in its charter)

Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2221 South Clark Street, 12th floor
Arlington, Virginia 22202
Tel: (702) 907-3248
(Address and telephone number of registrant’s principal executive offices)

MOKO.mobi, Inc.
2221 South Clark Street, 12th floor
Arlington, Virginia 22201
Attn.: Shripal Shah
Tel: (702) 907-3248
(Name, address and telephone number of agent for service)

with a copy to:

Mitchell S. Nussbaum
Norwood P. Beveridge, Jr.
David J. Levine
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
(212) 407-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 amends the Registration Statement on Form F-3 (Registration No. 333-205656) (the “Registration Statement”) of MOKO Social Media Limited, an Australian corporation (“MOKO”) relating to the registration of an aggregate an indeterminate number of ordinary shares, no par value, preferred shares, no par value, warrants, subscription rights, debt securities and units to be sold from time to time by MOKO. The Registration Statement was originally filed on July 14, 2015. The Registration Statement contained a combined prospectus pursuant to Rule 429 under the Securities Act of 1933, as amended, in order to satisfy the requirements of the Securities Act of 1933, as amended and the rules and regulations thereunder for the offering covered by the Registration Statement and other offerings registered on an earlier registration statement. The combined prospectus in the Registration Statement related to, and acted upon effectiveness, as post-effective amendment no. 1 on Form F-3 to the registration statement on Form F-1 (File No. 333-196073) (the “F-1 Registration Statement”) relating to the offering and sale of ordinary shares issuable upon exercise of warrants that were issued in connection with the initial public offering to the representatives of the underwriters in connection with the Registrant’s initial public offering which were initially registered pursuant to the F-1 Registration Statement declared effective by the Securities and Exchange Commission on June 26, 2014.

In accordance with an undertaking made by MOKO in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities registered pursuant to the Registration Statement which remain unsold at the termination of the offerings covered thereby, MOKO hereby removes from registration all securities registered under the Registration Statement (including those originally registered under F-1 Registration Statement) which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia on October 31, 2016.

MOKO SOCIAL MEDIA LIMITED

By:	/s/ Shripal Shah
Shripal Shah
Chief Executive Officer

POWER OF ATTORNEY

Signature	Title	Date

/s/ Shripal Shah	Chief Executive Officer and Director	October 31, 2016
Shripal Shah	(principal executive officer)

/s/ Emma Waldon	Director and Company Secretary	October 31, 2016
Emma Waldon	(principal accounting and financial officer)

/s/ Malcolm James	Director	October 31, 2016
Malcolm James

Director
James Ross

/s/ Edward Bralower	Director	October 31, 2016
Edward Bralower

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of MOKO Social Media Limited, has signed this registration statement or amendment thereto in New York, New York on October 31, 2016.

Authorized U.S. Representative

By:	/s/ Mitchell S. Nussbaum
Name:	Mitchell S. Nussbaum